Exhibit 99.1
FOR IMMEDIATE RELEASE
COREPOINT LODGING REPORTS FIRST QUARTER 2021 RESULTS

IRVING, Texas – May 6, 2021- CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”), a pure play select-service hotel owner strategically focused on the midscale and upper-midscale segments, today reported operational and financial results for the first quarter ended March 31, 2021.
First Quarter 2021 and Subsequent Highlights

•Net loss of $(31) million, or $(0.54) loss per basic and diluted share
•Comparable RevPAR of $38.78, a decrease of 24.0% from the same period in 2020 with 352 basis points of RevPAR Index market share gain
•Adjusted EBITDAre of $3 million
•Adjusted FFO attributable to common stockholders of $(4) million, or $(0.07) per basic and diluted share
•All of the Company’s hotels are currently open and operational
•Revolving Credit Facility maturity extended to May 2022
•Sold 9 non-core hotels for a combined gross sales price of approximately $42 million during the quarter
•Repaid $41 million in total debt during the quarter
•Subsequent to quarter end, sold 6 non-core hotels for a gross sales price of approximately $37 million, resulting in a total of 120 non-core hotels sold since March 2019 for a combined gross sales price of approximately $530 million
•An additional 48 hotels are under contract with qualified buyers, expected to generate approximately $278 million of gross proceeds, and are generally expected to close by the end of the fourth quarter of 2021, subject to market and other conditions

“As expected, the performance of our portfolio of select-service hotels strengthened from the seasonally low demand periods of November through February to achieve comparable occupancy of 62% for March. This sequentially improving trend, which allowed us to drive comparable rate and RevPAR sequentially through the quarter, resulted in $8 million of hotel level Adjusted EBITDAre,” noted Keith Cline, President and Chief Executive Officer of CorePoint. “The continuation of this positive trend into April, combined with the positioning of our hotels predominantly in suburban, drive-to destination, and interstate-adjacent markets, leaves us poised to capture pent up leisure demand as we move into our peak season that historically occur within the second and third quarters.”

Mr. Cline added, “After an active year of non-core dispositions in 2020, we have maintained a robust pace in 2021 with this proven value creation strategy. Year to date, we have closed on the sale of 15 hotels for gross proceeds of $79 million at attractive valuations and have paid down $73 million of total debt, with an additional 48 hotels under contract expected to generate $278 million of gross proceeds. Since inception of our real estate disposition strategy, we have either sold or put under contract to sell 168 of the 210 non-core hotels.”

Selected Statistical and Financial Data
(Unaudited, $ in millions, except RevPAR and ADR)

	Three Months Ended March 31,
	2021	2020	% Change
Net loss	$(31)	$(21)	(47.6%)
Total revenues	$97	$146	(33.6%)

Adjusted EBITDAre	$3	$10	(70.0%)
Adjusted FFO attributable to common stockholders	$(4)	$4	(200.0%)

Comparable Occupancy (1)	52.7%	54.2%	(150) bps
Comparable ADR (1)	$73.56	$94.05	(21.8%)
Comparable RevPAR (1)	$38.78	$51.01	(24.0%)
Comparable Hotel Adjusted EBITDAre margin (1)	9.5%	13.4%	(390) bps
____________________
(1)Comparable Hotels consists of all of the 200 hotels owned as of March 31, 2021.
First Quarter 2021 Financial and Operating Results

The Company reported net loss of $(31) million, or $(0.54) loss per basic and diluted share, for the quarter ended March 31, 2021, compared to net loss of $(21) million, or $(0.37) loss per basic and diluted share, for the quarter ended March 31, 2020. Decreases in year-over-year revenues were partially offset by lower operating expenses.
Comparable RevPAR for the first quarter of 2021 decreased 24.0% over the same period of 2020 with 352 basis points of RevPAR Index market share gains. The decline in comparable RevPAR was driven by a 21.8% decrease in comparable ADR and 150 bps decrease in comparable occupancy. These decreases were primarily driven by a reduction in hotel demand and rate resulting from the impact of the COVID-19 pandemic. Top performing markets included Sacramento and San Diego, California, Denver, Colorado, Atlanta, Georgia and Tampa-St. Petersburg, Florida.
Adjusted EBITDAre for the first quarter of 2021 was $3 million as compared to $10 million for the same period in 2020. The year-over-year decrease was primarily due to decreases in rooms revenue, including the impact of sold hotels and a reduction in room demand and rate due to the COVID-19 pandemic.

Operations Update and Measures to Mitigate Impact of COVID-19
For the three months ended March 31, 2021 all of our hotels were fully open and accepting transient guests. We have fully resumed operations for all of our hotels since August 2020.
Comparable occupancy during the first quarter of 2021 reflected the seasonal impact for the lower occupancy periods in the first half of the quarter. The Company’s hotels’ room demand continued to benefit from leisure travel, certain segments of corporate travel related to essential businesses and being located in drive-to destinations. The following table summarizes select operating statistics for the months of January, February, and March 2021:

	Comparable Occupancy	Comparable ADR	Comparable RevPAR
January 2021	45.3%	$68.58	$31.05
February 2021	51.1%	$72.18	$36.89
March 2021	61.6%	$78.26	$48.21
The Company continues to implement the following measures to control costs and preserve capital to mitigate the ongoing operational and financial impact from the COVID-19 pandemic:

•Reducing staffing levels, eliminating non-essential amenity offerings, minimizing spending at all hotels, and closing sections and/or floors at some hotels to maximize efficiencies.

•Deferring all non-essential capital investments and expenditures, with the exception of life safety and critical operational needs.
•Implementing cost containment measures with respect to corporate spending.

Dispositions
Since CorePoint announced its initial non-core disposition program of 78 hotels in March 2019, 71 of these hotels have been successfully sold for a combined gross sales price of approximately $283 million and one additional phase one hotel is under contract with a qualified buyer, expected to generate approximately $4 million in gross proceeds. The Company’s expanded non-core disposition program announced in March 2020 includes an additional phase two group of 132 hotels. Of the phase two hotels, 49 have been successfully sold for a combined gross sales price of approximately $247 million and an additional 47 phase two hotels are under contract with qualified buyers, expected to generate approximately $274 million in gross proceeds. There can be no assurance as to the timing of any future sales or whether such sales will be completed at all. The company is unable to forecast at this time the impact from the COVID-19 pandemic on the timing of or gross proceeds from asset sales.

Hotel Disposition Summary ($ in millions):

	Phase 1	Phase 2	Total
Total number of non-core hotels:	78	132	210

Full year 2019:
Number of hotels sold	43	1	44
Gross proceeds	$173	$4	$177
Portion of net proceeds used to repay debt	$111	$3	$114

Full year 2020:
Number of hotels sold	26	35	61
Gross proceeds	$103	$171	$274
Portion of net proceeds used to repay debt	$64	$132	$196

First quarter 2021:
Number of hotels sold	2	7	9
Gross proceeds	$7	$35	$42
Portion of net proceeds used to repay debt	$6	$30	$36

Second quarter 2021 (to date):
Number of hotels sold	—	6	6
Gross proceeds	$—	$37	$37
Portion of net proceeds used to repay debt	$—	$32	$32

Capital Investments
The Company invested approximately $3 million in capital improvements in the first quarter of 2021. As previously disclosed, CorePoint is currently deferring all non-essential capital investments and expenditures, with the exception of life safety or critical operational needs, resulting in an expected annual capital spend estimate of $15 million to $20 million, excluding any hurricane restoration costs which are predominantly covered by insurance proceeds.

Balance Sheet and Liquidity
As of March 31, 2021, the Company had total cash and cash equivalents of $139 million, excluding lender and other escrows of approximately $37 million.

As of March 31, 2021, the Company had total debt principal outstanding of $769 million, which consisted of the following:
(Unaudited, $ in millions)

Debt	Interest Rate	Maturity Date	Principal Balance Outstanding
CMBS Loan (1)(2)	L + 2.84%	June 2025	$689
Revolving Credit Facility	L + 6.00%	May 2022	80
Total			$769
____________________
(1)Maturity date assumes the exercise of all borrower extension options. The next maturity date is June 2021, with borrower options to extend the maturity date for four successive terms of one year each. In March 2021, the Company provided notice to extend the CMBS Facility for one year upon maturity. Amount shown represents gross principal balance outstanding.
(2) As noted in the Hotel Disposition Summary table above, the Company used approximately $32 million of net proceeds from its asset sales to reduce the CMBS principal balance outstanding to $657 million as of today.

In March 2021, the Company amended its Revolving Credit Facility to extend the maturity date to May 30, 2022. The loan amendment does not contain a total net leverage or interest coverage financial covenant through the extended maturity date. As part of the amendment process, the Company repaid $5 million upon execution of the loan amendment and agreed to repay $5 million per month starting in June 2021 through August 2021 and comply with a minimum liquidity covenant of $85 million (subject to certain dollar-for-dollar reductions in respect of 100% of such monthly payments utilized to repay the Revolving Credit Facility). In addition, should unrestricted cash exceed $100 million at the end of any month starting in September 2021, the Company agreed to repay an incremental $5 million per month (capped at a maximum of $10 million in total incremental repayments). Any such incremental repayments would reduce the minimum liquidity covenant (dollar-for-dollar reductions with respect of 50% of any amounts utilized to repay the Revolving Credit Facility). Additionally, the amendment also includes a 100-basis point per annum increase in interest rate spread, with continued restrictions on the Company’s ability to make common stock dividend payments (except to the extent required to maintain REIT status), make investments and to incur additional indebtedness above certain levels, subject to certain exceptions.

Dividends
As previously disclosed, the Company has currently suspended its common stock dividend, resulting in the preservation of approximately $11 million of cash per quarter, or approximately $45 million on an annualized basis. All future dividends will be at the sole discretion of CorePoint’s Board of Directors and will depend upon, among other things compliance with debt covenants and maintenance of our REIT qualification.

Wyndham Settlement Update
As part of the previously disclosed settlement agreement (the “Wyndham Settlement”), Wyndham agreed to provide enhanced revenue tools, systems and processes. The implementation was required under the Wyndham Settlement to be completed by no later than the end of 2020. We are currently engaged in ongoing discussions with Wyndham regarding the rollout and final acceptance of the revenue tool replacement.
CorePoint has received substantially all of the $37 million in cash settlement payments from Wyndham, in accordance with the terms of the settlement agreement.
For more information regarding the settlement, see the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2019.

Earnings Call and Webcast
The Company will host a quarterly conference call for investors and other interested parties later today beginning at 5:00 p.m. Eastern Time.
The call may be accessed by dialing (888) 330-2042 or (365) 605-5061 and entering the passcode 1068176. Participants may also access the call by visiting our investor relations website at www.corepoint.com/investors. You are encouraged to dial into the call or link to the webcast at least 15 minutes prior to the scheduled start time. The replay of the call will be available from approximately 8:00 p.m. Eastern Time on May 6, 2021 through 8:00 p.m. Eastern Time on May 13, 2021. To access the replay, the dial-in number is (800) 770-2030 and the passcode is 1068176.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements related to the Company’s expectations regarding the impact of the ongoing COVID-19 pandemic, our expectations with respect to our non-core property disposition strategy and with respect to the Wyndham Settlement, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results and other non-historical statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: business, financial and operating risks inherent to the lodging industry; macroeconomic and other factors beyond our control, including without limitation the effects of the ongoing COVID-19 pandemic or other pandemics or outbreaks of contagious disease; the geographic concentration of our hotels; our inability to compete effectively; our concentration in the La Quinta brand; our dependence on the performance of LQ Management L.L.C. and other third-party hotel managers and franchisors; covenants in our hotel management and franchise agreements that limit or restrict the sale of our hotels; risks posed by our disposition activities, including our ability to contract with qualified buyers and the risk that purchasers may not have the access to capital or meet other requirements; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions of technology information systems; the growth of internet reservation channels; disruptions to the functioning or transition of the reservation systems, accounting systems or other technology programs for our hotels, and other technology programs and system upgrades; and our substantial indebtedness, including restrictions imposed on our ability to access our cash. Additional risks and uncertainties include, among others, those risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated or superseded from time to time in our periodic filings with the SEC. You are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only to expectations as of the date of this communication. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including FFO, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel Adjusted EBITDAre, Comparable Hotel Adjusted EBITDAre, and Comparable Hotel Adjusted EBITDAre margin. All such non-GAAP financial measures are unaudited. Please see the tables to this press release for definitions of such non-GAAP financial measures and reconciliations of such financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) for historical periods.

About CorePoint

CorePoint Lodging Inc. (NYSE: CPLG) is the only pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio in attractive locations primarily in or near employment centers, airports, and major travel thoroughfares. The portfolio consists of primarily La Quinta branded hotels. For more information, please visit CorePoint’s website at www.corepoint.com.

Contact:

Becky Roseberry
SVP - Finance and Investor Relations
214-501-5535
investorrelations@corepoint.com

CorePoint Lodging Inc.
Consolidated Balance Sheets (Unaudited)
($ in millions, except per share amounts)

	March 31, 2021	December 31, 2020
Assets:
Real estate
Land	$500	$511
Buildings and improvements	1,780	1,813
Furniture, fixtures, and other equipment	284	293
Gross operating real estate	2,564	2,617
Less accumulated depreciation	(1,092)	(1,083)
Net operating real estate	1,472	1,534
Construction in progress	3	5
Total real estate, net	1,475	1,539

Right of use assets	16	16
Cash and cash equivalents	139	143
Accounts receivable	12	13
Other assets	62	55
Total Assets	$1,704	$1,766

Liabilities and Equity:
Liabilities:
Debt, net	$768	$810
Mandatorily redeemable preferred stock	15	15
Accounts payable and accrued expenses	46	48
Other liabilities	45	36
Total Liabilities	874	909
Commitments and contingencies
Equity:
Common stock, $0.01 par value per share; 1.0 billion shares authorized; 58.6 million and 58.0 million shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in-capital	967	963
Retained deficit	(140)	(109)
Noncontrolling interest	2	2
Total Equity	830	857
Total Liabilities and Equity	$1,704	$1,766

CorePoint Lodging Inc.
Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rooms	$95	$143
Other	2	3
Total Revenues	97	146
Operating Expenses:
Rooms	47	79
Other departmental and support	19	24
Property tax, insurance and other	14	16
Management and royalty fees	9	14
Corporate general and administrative	7	8
Depreciation and amortization	38	40
Gain on sales of real estate	(10)	(23)
Gain on casualty	(1)	(2)
Impairment loss	—	2
Total Operating Expenses	123	158
Operating Loss	(26)	(12)
Other Income (Expenses):
Interest expense	(7)	(14)
Other income, net	2	3
Total Other Expenses	(5)	(11)
Loss before income taxes	(31)	(23)
Income tax benefit	—	2
Net loss	$(31)	$(21)

Weighted average common shares outstanding - basic and diluted	57.0	56.5

Basic and diluted loss per share	$(0.54)	$(0.37)

RECONCILIATIONS

The tables below provide a reconciliation of Hotel Adjusted EBITDAre, Adjusted EBITDAre, EBITDAre and EBITDA to net income (loss), and a reconciliation of FFO and Adjusted FFO to net income (loss). We believe this financial information provides meaningful supplemental information because it represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA,” “EBITDAre,” “Adjusted EBITDAre,” “Comparable Hotel Adjusted EBITDAre,” “FFO” and “Adjusted FFO,” for a further explanation of the use of these measures.

“EBITDA.” Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many REIT and non-REIT related industries. We believe EBITDA is useful in evaluating our operating performance because it provides an indication of our ability to incur and service debt, to satisfy general operating expenses, and to make capital expenditures. We calculate EBITDA excluding discontinued operations. EBITDA is intended to be a supplemental non-GAAP financial measure that is independent of a company’s capital structure.
“EBITDAre.” We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines EBITDAre as EBITDA adjusted for gains or losses on the disposition of properties, impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period.

“Adjusted EBITDAre.” Adjusted EBITDAre is calculated as EBITDAre adjusted for certain items, such as restructuring and separation transaction expenses, acquisition transaction expenses, stock-based compensation expense, severance expense, and other items not indicative of ongoing operating performance.

The Company believes that EBITDAre and Adjusted EBITDAre provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDAre and Adjusted EBITDAre are among the measures used by the Company’s management to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in and apart from the Company’s industry sector.

EBITDA, EBITDAre and Adjusted EBITDAre are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are that these measures:
•do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•do not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDAre and Adjusted EBITDAre do not include gains or losses on the disposition of properties which may be material to our operating performance and cash flow;
•do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of our future operations, including but not limited to discontinued operations, impairment, acquisition and disposition activities and restructuring expenses;
•although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced, upgraded or repositioned in the future, and EBITDA, EBITDAre and Adjusted EBITDAre do not reflect any cash requirements for such replacements; and
•other companies in the Company’s industry may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a replacement to net income (loss) presented in accordance with GAAP, discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

“Hotel Adjusted EBITDAre” measures property-level results at the Company’s hotels before corporate-level expenses and is a key measure of a hotel’s profitability. The Company presents Hotel Adjusted EBITDAre to help the Company and its investors evaluate the ongoing operating performance of the Company’s properties.

“Comparable Hotel Adjusted EBITDAre” measures property-level results at the Company’s Comparable hotels before corporate-level expenses and is a key measure of a hotel’s profitability. The Company presents Hotel Adjusted EBITDAre to help the Company and its investors evaluate the ongoing operating performance of the Company’s properties.

“Comparable Hotel Adjusted EBITDAre margin” represents the ratio of Comparable Hotel Adjusted EBITDAre to total revenues.

Funds from operations (“FFO”) and “Adjusted FFO”. We present Nareit FFO attributable to common stockholders and Nareit FFO per diluted share (as defined below) as non-GAAP measures of our performance. We calculate funds from operations (“FFO”) attributable to common stockholders for a given operating period in accordance with standards established by Nareit, as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses on sales of certain real estate assets, impairment write-downs of real estate assets, discontinued operations, income taxes related to sales of certain real estate assets, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis. Since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry wide measure of REIT operating performance. We believe Nareit FFO provides useful information to investors regarding our operating performance and can facilitate comparisons of operating performance between periods and between REITs. Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do. We calculate Nareit FFO per diluted share as our Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

We also present Adjusted FFO attributable to common stockholders when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance and in our annual budget process. We believe that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust Nareit FFO attributable to common stockholders for the following items, and refer to this measure as Adjusted FFO attributable to common stockholders: transaction expense associated with the potential disposition of or acquisition of real estate or businesses; severance expense; share-based compensation expense; litigation gains and losses outside the ordinary course of business; amortization of deferred financing costs; reorganization costs and separation transaction expenses; loss on early extinguishment of debt; straight-line ground lease expense; casualty losses; deferred tax expense; and other items that we believe are not representative of our current or future operating performance.

Nareit FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Nareit FFO is not an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to fund dividends. Nareit FFO is also not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining Nareit FFO. Investors are cautioned that we may not recover any impairment charges in the future. Accordingly, Nareit FFO should be reviewed in connection with GAAP measurements. We believe our presentation of Nareit FFO is in accordance with the Nareit definition; however, our Nareit FFO may not be comparable to amounts calculated by other REITs.

ADJUSTED EBITDAre NON-GAAP RECONCILIATIONS
(unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Net loss	$(31)	$(21)
Interest expense	7	14
Income tax benefit	—	(2)
Depreciation and amortization	38	40
EBITDA	14	31
Gain on sales of real estate	(10)	(23)
Gain on casualty	(1)	(2)
Impairment loss	—	2
EBITDAre	3	8
Equity-based compensation expense	2	2
Other, net	(2)	—
Adjusted EBITDAre	$3	$10

Additional information:

•For the three months ended March 31, 2021, we sold 9 properties for a gross sales price of approximately $42 million. The resulting gain was $10 million. For the three months ended March 31, 2020, we sold 23 hotels for gross proceeds of $100 million. The resulting gain was $23 million. The GAAP reported gain on sales for all periods, which are included in net loss, have been excluded in the calculations of EBITDAre and Adjusted EBITDAre.
•Other, net represents income and expenses that are not representative of our current or future operating performance. For the three months ended March 31, 2021 and 2020, other, net includes $1 million and $2 million of business interruption insurance proceeds, respectively.

HOTEL ADJUSTED EBITDA AND TOTAL REVENUES
NON-GAAP RECONCILIATION
(unaudited, in millions)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Adjusted EBITDAre	$3	$10
Corporate general and administrative expenses (1)	5	5
Hotel Adjusted EBITDAre	8	15
Impact of non-comparable hotels(2)	1	2
Comparable Hotel Adjusted EBITDAre(3)	$9	$17

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Total Revenues	$97	$146
Impact of non-comparable hotels(2)	(2)	(19)
Comparable Hotel Revenues(3)	$95	$127
____________________
(1)Reflects adjustments to exclude the effects of corporate general and administrative costs.
(2)Includes the impact of hotels sold that are excluded from the Comparable Hotels.
(3)Comparable Hotels consists of all of the 200 hotels owned as of March 31, 2021.

ADJUSTED FFO NON-GAAP RECONCILIATION
(unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Net loss	$(31)	$(21)
Depreciation and amortization	38	40
Gain on sales of real estate	(10)	(23)
Gain on casualty	(1)	(2)
Impairment loss	—	2
Nareit defined FFO attributable to common stockholders	(4)	(4)
Equity-based compensation expense	2	2
Non-cash income tax expense	—	2
Amortization expense of deferred financing costs	—	4
Other, net	(2)	—
Adjusted FFO attributable to common stockholders	$(4)	$4

Weighted average number of shares outstanding, diluted	57.0	57.9
Adjusted funds from operations per diluted share	$(0.07)	$0.07
____________________

Additional information:
•For the three months ended March 31, 2021, we sold 9 properties for a gross sales price of approximately $42 million. The resulting gain was $10 million. For the three months ended March 31, 2020, we sold 23 hotels for gross proceeds of $100 million. The resulting gain was $23 million. The GAAP reported gain on sales for all periods, which are included in net loss, have been excluded in the calculations of Nareit defined FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders.
•Other, net represents income and expenses that are not representative of our current or future operating performance. For the three months ended March 31, 2021 and 2020, other, net includes $1 million and $2 million of business interruption insurance proceeds, respectively.
•Weighted average number of shares outstanding presented above may differ from weighted average number of shares outstanding, diluted presented for GAAP purposes when there is a net loss and all potentially dilutive securities are anti-dilutive. There are no dilutive securities for purposes of calculating net loss or negative FFO.

CERTAIN DEFINED TERMS
Average daily rate (“ADR”) represents hotel room revenues divided by total number of rooms rented in a given period. ADR measures the average room price attained by a hotel or group of hotels, and ADR trends provide useful information concerning pricing policies and the nature of the guest base of a hotel or group of hotels. Changes in room rates have an impact on overall revenues and profitability.
“Occupancy” represents the total number of rooms rented in a given period divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity, which may be affected from time to time by our repositioning, property casualties and other activities. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.
Revenue per available room (“RevPAR”) is defined as the product of the ADR charged and the average daily occupancy achieved. RevPAR does not include bad debt expense or other ancillary, non-room revenues, such as food and beverage revenues or parking, telephone or other guest service revenues generated by a hotel, which are not significant for us.
RevPAR changes that are driven predominately by occupancy have different implications for overall revenue levels and incremental hotel operating profit than changes driven predominately by ADR. For example, increases in occupancy at a hotel would lead to increases in room and other revenues, as well as incremental operating costs (including, but not limited to, housekeeping services, utilities and room amenity costs). RevPAR increases due to higher ADR, however, would generally not result in additional operating costs, with the exception of those charged or incurred as a percentage of revenue, such as management and royalty fees, credit card fees and booking commissions. As a result, changes in RevPAR driven by increases or decreases in ADR generally have a greater effect on operating profitability at our hotels than changes in RevPAR driven by occupancy levels.
“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.
“Comparable Hotels” are defined as hotels that were active and operating in our system for at least one full calendar year as of the end of the applicable reporting period and were active and operating as of January 1st of the previous year. Comparable Hotels exclude: (i) hotels that sustained substantial property damage or other business interruption; (ii) hotels that are sold or classified as held for sale; or (iii) hotels in which comparable results are otherwise not available. Management uses Comparable Hotels as the basis upon which to evaluate ADR, occupancy, and RevPAR. Management calculates comparable ADR, Occupancy, and RevPAR using the same set of Comparable Hotels as defined above. Further, we report variances in comparable ADR, occupancy, and RevPAR between periods for the set of Comparable Hotels existing at the reporting date versus the results of the same set of hotels in the prior period.

HOTEL COUNT RECONCILIATION

Hotel Count
As of December 31, 2018	315
Hotels sold	(44)
As of December 31, 2019	271
Hotels sold	(61)
Other (1)	(1)
As of December 31, 2020	209
Hotels sold (2)	(9)
As of March 31, 2021	200
Hotels sold subsequent to quarter end (3)	(6)
As of May 6, 2021	194

Total hotels sold	120
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(1) In the second quarter of 2020, the Company permanently disposed of one hotel, 140 rooms, that was subject to a ground lease
(2) The Company sold 9 hotels in the first quarter of 2021, totaling 1,075 rooms. Of these properties sold, one was located in each of the following locations: Fort Worth, Texas; San Angelo, Texas; Kingsport, Tennessee; Merrillville, Indiana; Lakeland, Florida; Lufkin, Texas; Colorado
Springs, Colorado; Pensacola, Florida; and Mansfield, Ohio
(3) From March 31, 2021 through today, the Company sold 6 hotels, totaling 658 rooms. Of these properties sold, one was located in each of the following locations: Independence, Ohio; Tampa, Florida; Franklin, Tennessee; Fort Lauderdale, Florida; San Antonio, Texas; and Ocala, Florida